News Release

FOR IMMEDIATE RELEASE

PLUG POWER REGAINS COMPLIANCE WITH NASDAQ LISTING RULES

LATHAM, NY – June 6, 2011 – Plug Power Inc. (NASDAQ: PLUGD), a leader in providing clean, reliable energy solutions, announced today that it has received a letter from The Nasdaq Stock Market advising that the Company has regained compliance with Nasdaq’s minimum bid price listing requirement.

The Company has satisfied the terms of the Nasdaq Listing Qualifications Panel’s February 1, 2011 decision by complying with the minimum bid price requirement of $1.00 per share under Nasdaq Listing Rule 5550(a)(2)), and all other criteria for continued listing on The Nasdaq Capital Market.  Accordingly, Nasdaq has advised that the matter is now closed.

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Media Contact: Reid Hislop Plug Power Inc. Phone: (518) 782-7700 ext. 1360	Investor Relations Contact: Cathy Yudzevich Plug Power Inc. Phone: (518) 782-7700 ext. 1448